Exhibit 5.1

October 1, 2020

Perspecta Inc.
14295 Park Meadow Drive,
Chantilly, VA 20151

Re: Perspecta Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Perspecta Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for issuance and sale by the Company in accordance with the Perspecta Inc. Employee Purchase Plan (the “Plan”).

In rendering the opinion set forth below, we have examined such corporate records and other documents, including the Registration Statement, the Company’s Amended and Restated Articles of Incorporation, the Company’s By-Laws, the Plan, and such other documents and records as we have considered relevant and necessary as a basis for this opinion.

Based on the foregoing, it is our opinion that the Common Stock to be issued by the Company under the Plan has been duly authorized by the Company and, when issued and delivered by the Company upon receipt of the consideration therefor as provided in, and otherwise in accordance with, the Plan and the resolutions of the Company’s board of directors authorizing the adoption of the Plan and the registration of the Common Stock, such Common Stock will be validly issued, fully paid and non-assessable.

In rendering this opinion, we are not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the federal laws of the United States and the Nevada Revised Statutes, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the Common Stock or to the effects of such laws thereon.

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Common Stock, and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP